AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1 TO CREDIT AGREEMENT, DATED February 12, 2014 (this "Amendment"), is by and among Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement defined below ("Agent") and as sole Lender (as defined in the Credit Agreement) thereunder ("Lender"), MGP Ingredients, Inc. ("Parent"), MGPI Processing, Inc. ("Processing"), MGPI Pipeline, Inc. ("Pipeline") and MGPI of Indiana, LLC ("Indiana"; Processing, Pipeline and Indiana are collectively referred to as "Borrowers").
W I T N E S S E T H:
WHEREAS, Agent, sole Lender, Borrowers and Parent have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of November 2, 2012 by and among Agent, sole Lender, Borrowers and Parent (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") and the other Loan Documents;
WHEREAS, Borrowers and Parent desire to amend the definition of the term "EBITDA" contained in the Credit Agreement in the manner set forth herein, and sole Lender is willing to agree to such amendment on the terms and subject to the conditions set forth herein;
WHEREAS, by this Amendment, Agent, sole Lender, Borrowers and Parent desire and intend to evidence such amendments;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendment. In reliance upon the representations and warranties of each Loan Party set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the definition of the term "EBITDA" contained in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

"EBITDA" means, with respect to any fiscal period,
(a)    Parent's consolidated net earnings (or loss),
minus

(b)    without duplication, the sum of the following amounts of Parent for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)extraordinary gains,

(ii)interest income,
plus
(c)    without duplication, the sum of the following amounts of Parent for such period to the extent included in determining consolidated net earnings (or loss) for such period:

(i)non-cash extraordinary losses,

(ii)Interest Expense,

(iii)income taxes paid,

(iv)governance expenses relating to shareholder litigation incurred prior to December 31, 2013, in an aggregate amount not in excess of $5,500,000, and

(v)    depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.

For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a "Reference Period"), if at any time during such Reference Period (and after the Closing Date), Parent or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Parent and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.
3.    Representations and Warranties. Loan Parties jointly and severally, represent and warrant with and to Agent and sole Lender as follows, which representation and warranties shall survive the execution and delivery hereof:

(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment;

(b)this Amendment has been duly authorized, executed and delivered by all necessary corporate or limited liability company, as applicable, action on the part of each Loan Party which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Loan Party, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c)the execution, delivery and performance of the Amendment (i) are all within each Loan Party's corporate or limited liability company powers, as applicable, and (ii) are not in contravention of law or the terms of such Loan Party's certificate or articles of incorporation or formation, by laws, operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property are bound; and

(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

4.    Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)    Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by sole Lender and each Loan Party; and

(b)    No Default or Event of Default shall exist or have occurred and be continuing.

5.    Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and no Loan Party shall be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

6.    Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

7.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8.    Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Company in all respects.

9.    Entire Agreement. This Amendment represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

10.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as sole Lender
By: /s/Brandi Whittington
Name: Brandi Whittington
Title:

MGP INGREDIENTS, INC.
By: /s/Don Tracy
Name: Don Tracy
Title: Chief Financial Officer

MGPI PIPELINE, INC.
By: /s/Don Tracy
Name: Don Tracy
Title: Chief Financial Officer

MGPI PROCESSING, INC.
By: /s/Don Tracy
Name: Don Tracy
Title: Chief Financial Officer

MGPI OF INDIANA, LLC
By: /s/Don Tracy
Name: Don Tracy
Title: Chief Financial Officer